UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2008

FNDS3000 CORP.
(Exact name of registrant as specified in its charter)

FUNDSTECH CORP.
(Former Name of Registrant)

Delaware	333-138512	51-0571588
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North, Suite 201, Ponte Vedra Beach, FL 32082
(Address of principal executive offices)

(904) 273-2702
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.02 Completion of Acquisition or Disposition of Assets

On June 30, 2007, a wholly-owned subsidiary of FNDS3000 Corp. (the "Company") entered into an Asset Purchase Agreement (the “July 2008 Agreement”) whereby it acquired certain assets from a company engaged in marketing merchant acquiring services and prepaid card programs including contracts with backend processing companies, two real property leases, all intellectual property used by the seller, various computers and computer serves and the assumption of various limited liabilities. The acquisition closed on July 3, 2008.

In consideration for the assets under the July 2008 Agreement, the Company paid the seller $1,000,000 in cash payable in four equal separate installments on the date of closing, prior to March 31, 2009, prior to June 30, 2009 and prior to June 30, 2010. In the event that certain financing statements are not terminated by the seller, then the Company is not obligated to make the payments due March 31, 2009, prior to June 30, 2009 and prior to June 30, 2010. The Company issued the seller 3,000,000 shares of common stock and the seller may receive up to an additional 2,000,000 shares of common stock if certain monthly gross margin targets are achieved. The Company has the right of first refusal to purchase all shares that the seller may resell. The Company utilized cash on hand in connection with the acquisition of the above assets

In connection with the acquisition, the Company entered into an employment agreement with Victor F. Gerber for a term of three years pursuant to which Mr. Gerber was appointed as an Executive Vice President. Mr. Gerber shall receive a salary of $150,000 and an annual bonus to be determined by the Board of Directors. If Mr. Gerber’s employment with the Company is terminated by the Company without cause at any time prior to July 1, 2011, Mr. Gerber shall receive from the Company severance pay in an amount equal to the greater of his then-current base compensation in effect at the time of such termination through either June 30, 2011 or eighteen (18) months from the date of notice, whichever is greater, in a lump sum payable no later than the termination date. In the event of a corporate transaction (ie any merger or sale resulting in the issuance of 40% or more of the outstanding shares of the Company), the amount of severance pay will be equal to his then current base compensation for 24 months plus any annual bonus due plus all paid time off in a lump sum payable no later than the closing date of the corporate transaction.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

To be filed by Amendment

(b)	Pro forma financial information.

To be filed by Amendment

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Asset Purchase Agreement
10.2	Employment Agreement between FNDS3000 Corp. and Victor F. Gerber

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNDS3000 CORP.

Date: July 10, 2008	/s/ David Fann
David Fann
President